UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

ASP ISOTOPES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-267392	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Plaza Real, Suite 275 Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 709-3034

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2022, ASP Isotopes Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Revere Securities LLC, as representative of the several underwriters identified therein (the “Underwriters”), relating to the public offering (the “Offering”) of 1,250,000 shares of the Company’s common stock (the “Shares”) by the Company.

In addition, the underwriters have 45 days to exercise the over-allotment option to purchase an additional 187,500 shares of Common Stock offered by the Company at the public offering price to cover over-allotments, if any.

The Shares were offered, issued and sold at a price to the public of $4.00 per share under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-1 (File No. 333-267392), which was declared effective by the Securities and Exchange Commission on November 9, 2022.

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On November 15, 2022, the Company issued a press release announcing that it had closed the Offering. A Copy of the press release is furnished as Exhibits 99.1 to this Current report on Form 8-K.

Item 8.01 Other Events.

On November 15, 2022, the Company closed the Offering of the Shares at a price to the public of $4.00 per Share for aggregate gross proceeds of approximately $5.0 million before deducting underwriting discounts, commissions, and other offering expenses. The Shares are listed on The NASDAQ Capital Market.

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Revere Securities LLC dated November 9, 2022.
99.1	Press Release dated November 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: November 15, 2022	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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